UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 29, 2007

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 11, 2003, Crown Media Holdings, Inc. (the “Company”) became a member of its parent company’s, Hallmark Cards, Incorporated (“Hallmark Cards”), consolidated federal tax group and entered into the Tax Sharing Agreement with Hallmark Cards.  Consequently, Hallmark Cards has been including the Company in its consolidated federal income tax return since March 2003.  Under the Tax Sharing Agreement, Hallmark Cards has agreed to pay the Company the tax benefits realized by Hallmark Cards as a result of including the Company in its consolidated income tax return as follows: (1) 75% to be paid in cash on a quarterly basis and (2) the remaining 25% balance will be (a) paid to the Company when the Company becomes a federal taxpayer or (b) applied as an offset against any amounts owed by the Company to any member of Hallmark Cards’ consolidated federal tax group (a “Hallmark Member”) under any loan, line of credit or other payable, subject to any limitations under any loan documents to which the Company is a party prohibiting such offsets.  To date, Hallmark Cards has been paying 75% of such tax benefits in cash and, from time to time, applying the 25% balance to amounts owed by the Company to a Hallmark Member.

The Internal Revenue Service has examined Hallmark Cards’ consolidated tax returns filed for fiscal years 2003 and 2004 and has determined that, with respect to a portion of the losses attributable to the Company for fiscal years 2003 and 2004, Hallmark Cards should not have carried back such losses to its consolidated federal tax returns filed for fiscal years 2001 and 2002.  These losses are now available as carry-forwards in the consolidated federal tax return beginning in 2005 and later years.   Since Hallmark Card’s tax benefits realized from such losses were either paid to Company in cash or applied as an offset against amounts owed to a Hallmark Member as described above, the Company now has to reimburse Hallmark Cards for the portion of the tax benefits received by the Company attributable to its losses for fiscal years 2003 and 2004, along with any interest related thereto, which amount is estimated to be $33,082,019.

To reimburse Hallmark Cards for the tax benefits already received by the Company, the parties have agreed that the Company will execute a promissory note in the amount of $33,082,019 payable to Hallmark Cards, bearing interest at LIBOR plus 3% per annum (the “Note”).  The Note will be due and payable in full (both principal and interest) two years from the date of the Note (the “Maturity Date”) but may be prepaid in whole or in part with no penalty.  The Company will not be required to make any cash payments on the Note prior to the Maturity Date.  Hallmark Cards will offset any future tax benefits it realizes pursuant to the Tax Sharing Agreement first against accrued and unpaid interest and then against unpaid principal balance of the Note, until the earlier of such time as the balance equals zero or the Maturity Date.

The Note and any payment thereunder will be subordinated to the bank credit facility extended to the Company by JP Morgan Chase Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date July 6, 2007	By	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel